UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 7, 2011, STR Holdings, Inc. (“STR” or the “Company”) announced that Robert S. Yorgensen has been appointed as the Company’s next Chief Executive Officer and President, effective January 1, 2012.  Mr. Yorgensen, age 48, will also be appointed to serve on the Company’s Board of Directors, effective January 1, 2012.  Mr. Yorgensen succeeds Dennis L. Jilot who will serve as the Company’s Executive Chairman, effective January 1, 2012.

Mr. Yorgensen became the Company’s Vice President in November 2008 and has been the President of STR Solar since 1997. Mr. Yorgensen has been employed by the Company for 26 years. Mr. Yorgensen has held a variety of positions with STR, including Extruded Products Manager and Senior Technical Specialist of Materials RD&E and Specialty Manufacturing, Technical Specialist of Materials RD&E and Specialty Manufacturing and Project Leader of Development Engineering and Specialty Manufacturing. Mr. Yorgensen has not been added to any committees of the Board of Directors.

Other than pursuant to Mr. Yorgensen’s new employment agreement (described below), Mr. Yorgensen was not selected as President, Chief Executive Officer or a director, pursuant to any arrangement or understanding between him or any other person. There are no family relationships between Mr. Yorgensen and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or currently proposed transaction in which the Company is or was to be a party and in which Mr. Yorgensen or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.

Yorgensen Employment Agreement

On December 7, 2011, the Company and Mr. Yorgensen entered into a new employment agreement (the “New Agreement”), effective January 1, 2012 (the “Effective Date”) that will terminate his current employment agreement with the Company’s subsidiary, Specialized Technology Resources, Inc. (“STRI”), as of December 31, 2011, and Mr. Yorgensen will assume the positions of Chief Executive Officer and President of the Company.  The term of the New Agreement expires on January 1, 2014 and is automatically renewed for successive one-year periods thereafter unless the Company or Mr. Yorgensen gives written notice to the other party at least 90 days prior to the expiration of the then-current term.

Pursuant to the New Agreement, as of the Effective Date, his annual base salary will be $475,000, subject to annual discretionary increases, and he will be eligible to participate in the Company’s (i) management incentive plan with an annual performance bonus target of up to 75% of his annual base salary and (ii) long-term incentive plan with an annual performance bonus target of up to 100% of his annual base salary, in each case based upon performance goals set by the Company’s Board of Directors for a particular fiscal year.

Consistent with his existing employment agreement, Mr. Yorgensen will be entitled to payments upon termination of his employment pursuant to the New Agreement. If terminated for any reason (including for cause, a disability or by him without good reason), Mr. Yorgensen, or his estate, will be entitled to receive a lump sum comprised of (i) his annual base salary through the date of termination; (ii) any expenses owed to him pursuant to the New Agreement; (iii) any accrued vacation pay owed to him pursuant to the New Agreement; and (iv) any amounts arising from his participation in, or benefits under, any employee benefit plans, programs or arrangements.

If Mr. Yorgensen is terminated without cause or if he terminates his employment with good reason, he  will be entitled to receive, in addition to the payments described above, his then current base salary for 24 months from the date of termination, a pro-rata portion of any bonus payment he would have been eligible to receive pursuant to the Company’s management incentive plan, continued coverage for Mr. Yorgensen under the Company’s health, life insurance and retirement plans for 24 months and continued paid coverage for Mr. Yorgensen, his wife and any eligible dependents under all group health benefit plans for 24 months.

If Mr. Yorgensen’s employment is terminated by him for good reason, by the Company without cause, or the Company does not renew the employment agreement in accordance with its terms, in each case within 12 months following a change of control of the Company, he will be entitled to the same benefits as described in the prior paragraph, except Mr. Yorgensen will be entitled to two times his target bonus (of 75% of his annual base salary) instead of the pro-rata portion of the management incentive plan bonus.

However, if Mr. Yorgensen is terminated without cause, in connection with a change of control as discussed above, or if he terminates his employment with good reason, he will not be entitled to any payments pursuant to the New Agreement unless he signs a release of all legal claims against STR and certain related parties. In addition, no payments will be paid in connection with such termination if Mr. Yorgensen violates the provisions of the New Agreement or his new agreement not to compete (described below).

Yorgensen Non-Competition and Non-Solicitation

Mr. Yorgensen’s non-competition and non-solicitation agreement with the Company will also be replaced in connection with his new positions, effective January 1, 2012. Pursuant to such agreement not to compete, Mr. Yorgensen has agreed not to compete with the Company or any of its subsidiaries for two years following his date of termination. In addition, Mr. Yorgensen may not solicit any of the Company’s or its subsidiaries’ employees during his non-competition period. The Company has the option to extend Mr. Yorgensen’s non-competition and non-solicitation period for an additional year. If the Company extends the term of Mr. Yorgensen’s non-competition and non-solicitation agreement, the Company must provide six months’ prior notice to Mr. Yorgensen, pay him his annual base salary, payable over 12 months, and extend his participation in the Company’s health, life insurance and retirement plans through the extended period.

Jilot Amendment to Employment Agreement

On December 7, 2011, STRI and Mr. Jilot entered into Amendment No. 2 to Mr. Jilot’s Employment Agreement (the “Amendment”) in order to update it for the change in his position with the Company, effective January 1, 2012.  The term of Mr. Jilot’s amended employment agreement remains unchanged and expires on July 18, 2012.

Pursuant to the Amendment, as of the Effective Date, Mr. Jilot’s annual base salary will be $515,000, and he will be eligible to participate in the Company’s (i) management incentive plan with an annual performance bonus target of up to 75% of his annual base salary and (ii) the long-term incentive plan with an annual performance bonus target of up to 105% of his annual base salary based upon performance goals set by the Company’s Board of Directors for a particular fiscal year. The bonus compensation will be pro rated for the period of the calendar year ending on July 18, 2012.

In addition, under the Amendment, Mr. Jilot is entitled to a transitional bonus for the period commencing July 19, 2012 through December 31, 2012, which includes (i) payment of $315,000 per annum payable over such period in accordance with the Company’s normal payroll practices, (ii) the issuance of a restricted stock award on December 31, 2012 that has a fair market value equal to $46,000 with such shares vesting on the first anniversary date of the issuance and (iii) continued participation in the Company’s medical benefit plans, programs and arrangements that are applicable to senior management of the Company.

Jilot Director Compensation

After Mr. Jilot finishes his term as Executive Chairman of the Company on July 18, 2012, the Nominating

and Corporate Governance Committee of the Board of Directors has recommended that Mr. Jilot serve as Chairman of the Board of Directors, commencing July 19, 2012 and serving until the next annual meeting of the Company’s stockholders. Such recommendation is subject to Mr. Jilot’s re-election at the 2012 annual meeting of stockholders.

During Mr. Jilot’s term as Chairman, he would be compensated as follows:

•                  a base director retainer fee of $50,000 per annum, paid quarterly in arrears;

•                  an additional chairman retainer fee of $50,000 per annum, paid quarterly in arrears;

•                  a fee of $2,000 for each Board of Directors meeting attended, plus reasonable travel expenses;

•                  an annual issuance of shares of the Company’s common stock, following the annual stockholders meeting, having a fair market value equal to $45,000, which shares will vest on the first anniversary of the issuance date (assuming Mr. Jilot’s continued service on the Board of Directors on such date); and

•                  the continuation of medical benefits currently being provided to Mr. Jilot.

The foregoing descriptions of the New Agreement and the Amendment are qualified in their entirety by reference to the New Agreement, which is filed as Exhibit 10.1 hereto, and the Amendment, which is filed as Exhibit 10.2 hereto, and each is incorporated herein by reference. A copy of the press release issued by the Company announcing the appointment of Mr. Yorgensen as Chief Executive Officer and President is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 7, 2011, between STR Holdings, Inc. and Robert S. Yorgensen.
10.2	Amendment No. 2 to the Employment Agreement, dated as of December 7, 2011, between Specialized Technology Resources, Inc. and Dennis L. Jilot.
99.1	Press release entitled “STR Holdings Announces New CEO” issued by the Company on December 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 13, 2011	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 7, 2011, between STR Holdings, Inc. and Robert S. Yorgensen.
10.2	Amendment No. 2 to the Employment Agreement, dated as of December 7, 2011, between Specialized Technology Resources, Inc. and Dennis L. Jilot.
99.1	Press release entitled “STR Holdings Announces New CEO” issued by the Company on December 7, 2011.